UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 28, 2007

CALIPER LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28229	33-0675808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Elm Street, Hopkinton, Massachusetts	01748
(Address of Principal Executive Offices)	(Zip Code)

(508) 435-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Forum 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement.

On June 28, 2007 Caliper Life Sciences, Inc. (“Caliper”) entered into a Second Loan Modification Agreement with Silicon Valley Bank, which amends Caliper’s Loan and Security Agreement with Silicon Valley Bank, dated August 9, 2006 and amended by that certain First Loan Modification Agreement dated as of February 26, 2007 (as amended, the “Loan and Security Agreement”).  The Second Loan Modification Agreement, among other things, (i) modifies the definition of “Eligible Accounts” included in the Loan and Security Agreement to include accounts owing from debtors outside the United States as well as government entities, thereby resulting in an increase to the Borrowing Base, as defined in the Loan and Security Agreement, and (ii) modifies the “Minimum EBITDA-Cap Ex” covenant included in the Loan and Security Agreement.  A copy of this Second Loan Modification Agreement, attached hereto as Exhibit 10.1, is incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

Exhibit No.	Exhibit
10.1

Second Loan Modification Agreement dated as of June 28, 2007, by and among Silicon Valley Bank, Caliper Life Sciences, Inc., NovaScreen Biosciences Corporation, Xenogen Corporation, and Xenogen Biosciences Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Caliper Life Sciences, Inc.

Date: June 29, 2007	By:	/s/ Thomas T. Higgins
Thomas T. Higgins
Executive Vice President & Chief Financial Officer